Exhibit 21

List of Tidewater Inc. Subsidiaries as of December 31, 2021
Name of Subsidiary or Organization	Jurisdiction of Incorporation	Percentage of Voting Securities Owned
1	3291361 Nova Scotia ULC	Canada	100%
2	Al Wasl Marine LLC	Dubai	49%
3	Antilles Marine Service Limited	Trinidad and Tobago	50%
4	Arabia Shipping Limited	Cayman Islands	100%
5	Arrendadora de Naves del Golfo, S.A. de C.V., SOFOM, ENR	Mexico	100%
6	Chalvoyage (M) Sdn. Bhd.	Malaysia	49%
7	Compania Marítima de Magallanes Limitada	Chile	100%
8	Divetide Limited	Thailand	49%
9	DTDW Holdings Limited	Cyprus	40%
10	DTDW Marine Services B.V.	Netherlands	40%
11	Equipo Mara, C.A.	Venezuela	19.90%
12	Global Panama Marine Service, Inc.	Panama	100%
13	GM Offshore, Inc.	Delaware	100%
14	GOMI Holdings, Inc.	Delaware	100%
15	Gorgon NewCo, LLC	Delware	100%
16	Gulf Channel Offshore Servicos LDA	Angola	49%
17	Gulf Fleet Abu Dhabi	Abu Dhabi	49%
18	Gulf Fleet Middle East Limited	Cayman Islands	100%
19	Gulf Fleet N.V.	Netherlands Antilles	100%
20	Gulf Fleet Supply Vessels, L.L.C.	Louisiana	100%
21	Gulf Offshore Marine International, S. de R.L.	Panama	100%
22	GulfMark Americas, Inc.	Delaware	100%
23	GulfMark Asia Pte. Ltd.	Singapore	100%
24	GulfMark Capital, LLC	Delaware	100%
25	GulfMark de Mexico, S. de R.L. de C.V.	Mexico	100%
26	GulfMark Foreign Investments LLC	Delaware	100%
27	GulfMark Guernsey International Limited	Guernsey	100%
28	GulfMark Malaysia, Inc.	Malaysia	100%
29	GulfMark Malaysia Sdn. Bhd.	Malaysia	49%
30	GulfMark Malta Limited	Malta	100%
31	GulfMark Management, Inc.	Delaware	100%
32	GulfMark Marine Trinidad Limited	Trinidad & Tobago	49%
33	GulfMark Maritime S. de R.L. de C.V.	Mexico	100%
34	GulfMark North Sea Limited	United Kingdom	100%
35	GulfMark Oceans, L.P.	Cayman Islands	100%
36	GulfMark Resources, LLC	Delaware	100%
37	GulfMark Servicios de Mexico, S. de R.L. de C.V.	Mexico	49%
38	GulfMark Servicos Maritimos do Brasil Limitada	Brazil	100%
39	GulfMark Shipping, LLC	Delaware	100%
40	GulfMark Thailand, LLC	Delaware	100%
41	GulfMark UK International Limited	United Kingdom	100%
42	Hilliard Oil & Gas, Inc.	Nevada	100%
43	Indigo Fleet Limited	Cayman Islands	100%
44	International Maritime Services, Inc.	Cayman Islands	100%
45	Java Boat Corporation	Louisiana	100%

46	Java Boat Corporation B.V.	Netherlands	100%
47	JB Holding Company B.V.	Netherlands	100%
48	Logistica Mexicana del Caribe, S. de R.L. de C.V.	Mexico	100%
49	Maré Alta do Brasil Navegacão Ltda.	Brazil	100%
50	Mashhor Marine Sdn. Bhd.	Brunei	70%
51	Middle East Ships Limited	Cayman Islands	100%
52	Navegadores Servicos de Apoio Maritimo Ltda.	Brazil	100%
53	Naviera Tidex, S. de R.L. de C.V.	Mexico	49%
54	O.I.L. (Nigeria) Limited	Nigeria	82.10%
55	Offshore Labuan Leasing Inc.	Labuan	100%
56	Offshore Marine Inc.	Labuan	49%
57	Pacific Tidewater Pty. Ltd.	Australia	100%
58	Pan Marine do Brasil Ltda.	Brazil	100%
59	Pan Marine International Dutch Holdings, L.L.C.	Louisiana	100%
60	Pan Marine International, Inc.	Cayman Islands	100%
61	Pental Insurance Co. Ltd.	Bermuda	100%
62	Point Marine, L.L.C.	Louisiana	100%
63	Purple Fleet Limited	Cayman Islands	100%
64	Quality Shipyards, L.L.C.	Louisiana	100%
65	S.O.P., Inc.	Louisiana	100%
66	SEA Maritime Services Pte. Ltd.	Singapore	100%
67	Semaring Enterprise Sdn. Bhd.	Malaysia	51%
68	Semaring Logistics (M) Sdn. Bhd.	Malaysia	49%
69	Servicios Costa Afuera de Mexico, S. de R.L. de C.V.	Mexico	100%
70	Sonatide Marine Services, Ltd.	Cayman Islands	49%
71	Sonatide Marine, Ltd.	Cayman Islands	49%
72	Southern Ocean Services Pte. Ltd.	Singapore	100%
73	TDW International Unrestricted, Inc.	Cayman Islands	100%
74	Tide States Vessels, L.L.C.	Louisiana	100%
75	Tide States, L.L.C.	Louisiana	100%
76	Tideflo Marine Services Limited	Nigeria	40%
77	Tidewater (India) Private Limited	India	100%
78	Tidewater Al Rushaid Co. Ltd.	Saudi Arabia	50%
79	Tidewater Caribe, C.A.	Venezuela	100%
80	Tidewater Corporate Services, L.L.C.	Delaware	100%
81	Tidewater Crewing Guernsey Ltd.	Guernsey	100%
82	Tidewater Crewing Limited	Cayman Islands	100%
83	Tidewater Cyprus Limited	Cyprus	100%
84	Tidewater de Mexico, S. de R.L. de C.V.	Mexico	49%
85	Tidewater Dutch Holdings Cooperatief U.A.	Netherlands	100%
86	Tidewater GOM, Inc.	Louisiana	100%
87	Tidewater GOM Limited	Cayman Islands	100%
88	Tidewater Investment Cooperatief U.A.	Netherlands	100%
89	Tidewater Investment SRL	Barbados	100%
90	Tidewater Marine AS	Norway	100%
91	Tidewater Marine Australia Pty Ltd	Australia	100%
92	Tidewater Marine Charter Services Pte. Ltd.	Singapore	100%
93	Tidewater Marine Fleet, L.L.C.	Louisiana	100%
94	Tidewater Marine Gabon S.A.	Gabon	100%

95	Tidewater Marine Hulls, L.L.C.	Louisiana	100%
96	Tidewater Marine Indonesia Limited	Vanuatu	100%
97	Tidewater Marine International Dutch Holdings, L.L.C.	Louisiana	100%
98	Tidewater Marine International Pte. Ltd.	Singapore	100%
99	Tidewater Marine International, Inc.	Cayman Islands	100%
100	Tidewater Marine Sakhalin, L.L.C.	Louisiana	100%
101	Tidewater Marine Service (M) Sdn. Bhd.	Malaysia	100%
102	Tidewater Marine Ships, L.L.C.	Louisiana	100%
103	Tidewater Marine Technical Services (Shenzhen) Co., Ltd.	China	100%
104	Tidewater Marine UK Ltd.	United Kingdom	100%
105	Tidewater Marine Vanuatu Limited	Vanuatu	100%
106	Tidewater Marine Vessels, L.L.C.	Louisiana	100%
107	Tidewater Marine West Indies Limited	Bahamas	100%
108	Tidewater Marine Western, L.L.C.	Delaware	100%
109	Tidewater Marine, L.L.C.	Louisiana	100%
110	Tidewater Mexico Holding, L.L.C.	Delaware	100%
111	Tidewater Norge AS	Norway	100%
112	Tidewater Offshore Sdn Bhd	Malaysia	49%
113	Tidewater Personnel UK LTD	United Kingdom	100%
114	Tidewater Rederi AS	Norway	100%
115	Tidewater Subsea ROV, L.L.C.	Louisiana	100%
116	Tidewater Subsea, L.L.C.	Louisiana	100%
117	Tidewater Support Services Limited	England	100%
118	Tidewater Venture, Inc.	Delaware	100%
119	Tidex Nigeria Limited	Nigeria	60%
120	Troms Offshore Fleet Holding AS	Norway	100%
121	Troms Offshore Management AS	Norway	100%
122	Troms Offshore Supply AS	Norway	100%
123	Twenty Grand (Brazil), L.L.C.	Louisiana	100%
124	Twenty Grand Marine Service, L.L.C.	Louisiana	100%
125	Vesselogistics Limited	Cyprus	100%
126	VTG Ships Limited	Cayman Islands	100%
127	VTG Supply Boat Liberia Inc.	Liberia	100%
128	Zapata Gulf Marine, L.L.C.	Louisiana	100%
129	Zapata Marine Service (Nigeria) Limited	Nigeria	100%

NOTE: The Company has elected to exclude certain subsidiaries that do not constitute a “Significant Subsidiary” as set forth in Section 601(b)(21) of Regulation S-K.